ASSET PURCHASE AGREEMENT

     Agreement made and entered effective the first day of September, 1997 (the "Effective Date") between and among BLACK WARRIOR WIRELINE CORP., a Delaware corporation with its principal place of business at 3748 Highway 45, North, Columbus, Mississippi (hereinafter referred to as "Purchaser") and DIAMONDBACK DIRECTIONAL, INC., a Texas corporation, which includes its successor by way of name change (hereinafter referred to as "Seller" or the "Corporation") along with ALAN MANN and MICHAEL DALE JOWERS (hereinafter referred to as "Principals") who are the holders of eighty-five percent of all stock of all classes of Seller.

     WHEREAS, Purchaser and Principals are the parties to that certain Letter of Intent dated September 3, 1997, relating to the acquisition by Purchaser of Principals' shares in the Corporation;

     WHEREAS, the parties desire to amend the letter of intent so that Purchaser acquires all of the assets of Seller, and to further record their agreement and provide for the closing thereof.

     NOW, THEREFORE, the parties agree as follows:

                                I. Sale of Assets

     Subject to the terms and conditions set forth below, and to the payment of the Purchase Price set forth in paragraph 2 herein, the sufficiency of which is hereby acknowledged, Purchaser agrees to buy and Seller agrees to sell and convey clear and merchantable title to Purchaser of all of Seller's assets (the "Assets"), free and clear of all liens and encumbrances, upon the terms and conditions set forth below. Unless excluded herein the Assets include all of the assets needed by the Corporation for its continued operation, utilizing the same means of operation as employed by the Corporation in the past, and include, but are not limited to:

        1.1 The trade name Diamondback Directional, and all related trade names, trademarks, emblems and descriptions related thereto;

        1.2 All of the assets of the Corporation used or useful in the directional drilling business, whether or not in currently useable condition, including, but not limited to:

             1.2.1 Cash, investment accounts, certificates of deposit, bonds, prepaid insurance, prepaid utilities, and all other deposits and cash equivalents of every kind and character, provided that at Closing, the balance of Seller's existing banking and investment accounts shall be paid over to Purchaser by wire transfer, with the exception that the $100,000 Earnest Money provided for by this Agreement shall be retained by Seller.

             1.2.2 Copies of the books and records of the Corporation, including a copy of the Corporation Books, as described above, and all other accounting and bookkeeping records of every kind and character, including but not limited to, all computer hardware and software; files; invoices; receipts; indications of payment; cancelled checks; bank statements and reconciliations, etc;

             1.2.3 Telephone Numbers. The telephone numbers, as follows:

                (800) 769 5988, (281) 363 2299 and (409) 447 2252

             1.2.4 All customer lists;

             1.2.5 All leases, including the Equipment Leases and the Real Property Lease;

             1.2.6 All vehicles;

             1.2.7 The Receivables.

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

                               II. Purchase Price

     The Purchase Price for the Assets shall be the sum of:

        2.1 the "Earnest Money" paid upon execution of the Letter of Intent, the sum of one hundred thousand dollars ($100,000);

        2.2 $2,650,000.00 in cash, which shall not be offset by the Earnest Money, to be delivered by wire transfer to the account of Seller at Closing;

        2.3 a note (which is one of the "Notes"), in the form attached hereto as
Schedule 2.3, for the sum of $3,000,000.00, said note bearing interest at the rate of Six and One-Half Percent (6 1/2%), interest to be paid quarterly, and the principal to be due August 31, 1999, and which Note is subject to adjustment as provided in Sections 3.3 and 9.8 hereof;

        2.4 a note (which is one of the "Notes"), in the form attached hereto as
Schedule 2.3, for one-half of "net receivables", as defined herein, said note bearing interest at the rate of Six and One-Half Percent (6 1/2%), interest to be paid quarterly, and the principal to be due August 31, 1999, and which Note is subject to adjustment as provided in Sections 3.3 and 9.8 hereof;

        2.5 six hundred forty-seven thousand five hundred sixty-nine (647,569) shares of unregistered common stock in Purchaser with a total value of $3,000,000.00, based on the average bid price of BWWC stock during the twenty-one (21) days immediately prior to August 28, 1997, which was $4.6327;

        2.6 Assumption of the Payables, as that term is hereafter defined; and

        2.7 Reservation of the Stock Options provided for in Section 8.6 hereof.

                         III. Closing Financing Matters

        3.1 Certain Definitions. As used in this Agreement, the following terms are defined as:

             3.1.1 Payables. The debts of the Corporation, but only to the extent reflected on the Closing Financial Exhibit, as hereinafter defined, for all goods, services, supplies, subcontracts, salaries, equipment rental and all other debts and expenses incurred by the Corporation, together with all other liabilities of the Corporation of every kind or character, including a payable to Seller reflecting income tax liabilities (the "Tax Payable") on Seller's income from January 1, 1997 through August 31, 1997, calculated as if Seller's income were taxed at the rate of 39.6%. Payables shall be separately scheduled on Schedule 3.1.1 hereto.

             3.1.2   Receivables.   The  trade   accounts   receivable   of  the
Corporation. Receivables shall be separately scheduled on Schedule 3.1.2 hereto.

             3.1.3 Net Receivables. Receivables, less Payables, subject to the "Adjustment for rebooking IM2 Transaction", shown on Schedule 3.2.

        3.2 A Closing Financial Exhibit shall be prepared by Sellers and attached to this Agreement as Schedule 3.2. The Closing Financial Exhibit shall reflect that the assets and liabilities of the Corporation as of August 31, 1997, on an accrual basis, including but not limited to, an accrual for taxes, and insurance audit exposure, for all periods prior to Closing. The Closing Financial Exhibit shall also confirm the Net Receivables, which shall be used for the preparation of the note required by Section 2.3 hereof.

        3.3 On or before December 31, 1997, and one (1) year and two (2) years following Closing, Purchaser and Seller shall review the Closing Financial Exhibit and make adjustments thereto to reflect: (i) actual collections of Receivables and write-off of bad debts; and (ii) any increase or decrease in Payables, including the Tax Payable, as otherwise provided by this Agreement. The December 31, 1997 adjustment shall reflect the changes to Receivables and Payables as a result of work in progress at August 31, 1997, it being recognized that it will not be possible to book such work in progress at closing. As a result of such reconciliations, the amount of the Notes shall be adjusted.

        3.4 Closing of this transaction is subject to the Corporation meeting the following financial conditions:

             3.4.1 The debts of the Corporation at August 31, 1997 shall be as set forth on the Closing Financial Exhibit.

             3.4.2 The Assets shall be in good working order, ordinary wear and tear excepted. Some of the Assets are listed on Schedule 3.4.2 hereto. Compliance with this requirement shall be verified by representatives of Purchaser, consulting with Seller immediately prior to Closing.

             3.4.3 The Closing Financial Exhibit shall accrue all liabilities of the company as of August 31, 1997.

             3.4.4 The accrued vacation, salary and job bonus benefits due, or possibly due, to the Corporation's employees and subcontractors, if any, effective through the close of business on August 31, 1997, shall be as set forth on Schedule 4.17 hereto.

        3.5 In addition to, and without in any way limiting, the warranties and representations of Seller and Principals granted in this Agreement, Seller and Principals do hereby jointly and severally warrant the Closing Financial Exhibit. Seller and Principals hereby indemnify and hold Purchaser harmless from any and all liabilities of the Corporation existing as of the close of business on August 31, 1997 that are in excess of the liabilities reflected on the Closing Financial Exhibit.

                  IV. Warranties and Representations of Sellers

     Seller and Principals do hereby, jointly and severally, give the following warranties to Purchaser as of August 31, 1997 and as of the Closing Date, which warranties shall survive Closing:

        4.1 Principals warrant that they hold eighty-five percent (85%) of all of the outstanding stock of the Corporation, cumulatively 850 shares held by Principals. Principals hold said shares free and clear of all liens, encumbrances, contracts and commitments. No person holds a preferential right to purchase said shares held by Principals, nor is any person entitled to any interest in the proceeds of the sale of said shares.

        4.2 The remaining fifteen percent (15%) of the outstanding shares of stock in the Corporation, being 150 shares, are owned by Joan K. Erickson, the only other shareholder of the Corporation. Neither the Corporation nor the Principals are party to any contract, agreement, undertaking or understanding of any kind or character with Joan K. Erickson. Seller and Principals have no knowledge that any person holds a preferential right to purchase the shares of Joan K. Erickson. The sole role and relationship of Joan K. Erickson with the Corporation is as a shareholder.

        4.3 The Corporate Books of the Corporation, a copy of which shall be delivered to Purchaser contemporaneously with execution of this Agreement, consists of the following:

        Articles of Incorporation, dated February 8, 1995. Bylaws, dated March 1, 1995.

        Minutes of Organizational Meeting of Directors, dated March 31, 1995.

        Minutes of Annual Meeting of Shareholders dated January 9, 1997.

        Minutes of Annual Meeting of Directors dated January 9, 1997.

        Consent of the  Directors  dated June 6, 1997.

        Consent of the Directors date June 13, 1997.

        Evidence that Certificate No. 1, for 425 shares, was issued to Michael Dale Jowers.

        Evidence  that  Certificate  No. 2, for 425  shares,  was issued to Alan
        Mann.

        Evidence that Certificate No. 3, for 150 shares, was issued to Joan K. Erickson.

        Said Corporate Books and records are true and correct in every respect. All meetings reflected in said Minutes were held and the Minutes accurately reflect the proceedings which occurred.

        4.4 The Corporation has been operated in the ordinary course of business during the entirety of its existence. The income and expenses reflected on the financial books and records of the Corporation are accurately stated. With the exception of the Earnest Money, there are no items of income other than income from the directional drilling business, and the expenses are not understated. Without limiting the generality of the foregoing, from and after September 1, 1997, with the exception of receipt of the Earnest Money, the Corporation has been operated in the ordinary course of business, and there have been no payments to or transactions with Principals, other than payment of salaries and ordinary business expenses.

        4.5. The Assets are free and clear of liens and encumbrances, except as reflected on Schedule 3.4.2, hereto. There exists no condition affecting the title to or use of any part of the Assets which would prevent Purchaser from using or enforcing its rights with respect to any part of the Assets, after Closing, to the same full extent that the Corporation could continue to do so if the transactions contemplated hereby did not take place. The Assets include all of the assets needed by the Corporation for its continued operation, utilizing the same means of operation as employed by the Corporation in the past.

        4.6 Schedule 4.6 attached hereto is a complete list containing the name, address, telephone and facsimile number, and name of contact, for all customers of the Corporation (herein the "Customers"). Seller and Principals are not aware of any situation or state of facts and circumstances which would cause the Customers to discontinue the use of the Corporation for directional drilling services, to the extent that such Customers require directional drilling services in the future.

        4.7 Schedule 4.7 represents a complete listing of all equipment and other personal property leases (herein the "Equipment Leases") to which the Corporation is a party at the date of this Agreement. All of the Equipment Leases are valid and in full force and effect, and fully state the agreement between the Corporation and the Lessor. There is no default existing in any of the Equipment Leases. Unless indicated on Schedule 4.7, all of the Equipment Leases may be cancelled on not more than thirty (30) days' notice by the Corporation. Unless noted on Schedule 4.7, the execution of this Agreement will not violate the terms of any of the Equipment Leases. To further clarify, Seller has received notice from Bico that the existing lease arrangement will end on October 8, 1997, and that thereafter, the lease arrangement will be on a time and materials basis.

        4.8 The Corporation is party to a real property lease (herein the "Real Property Lease") with Jim Carter covering the Corporation's office and shop located in Conroe, Texas. The Real Property Lease expires October 31, 1997, however the Lessor has indicated that the Corporation may hold over on a month to month basis pending its anticipated move to larger quarters. All of the Real Property Leases are valid and in full force and effect, and fully state the agreement between the Corporation and the Lessor. There is no default existing in any of the Real Property Leases.

        4.9 Schedule 4.9 is a complete listing of all subcontractors, (herein the "Subcontractors"), utilized by the Corporation within the past six (6) months. There are no agreements of any kind or character, written or oral, which require the Corporation to continue to use the Subcontractors. Except as noted on Schedule 4.9, Sellers are not aware of any set of facts or circumstances which would cause the Subcontractors to not perform services for the Corporation in the future, if requested by the Corporation. All amounts due to driller Subcontractors have been either paid in full or booked on the Closing Financial Statement, with the exception of amounts due for work in progress at August 31, 1997, which shall be included in the December 31, 1997 adjustment provided for in Section 3.2 hereof.

        4.10 Schedule 4.10 contains a complete listing of all suppliers of goods and services to the Corporation within the past six months, other than the Equipment Leases and the Subcontractors, pursuant to contracts which either (i) involve expenditures of greater than $10,000 annually, or (ii) which cannot be cancelled by the Corporation on notice of thirty (30) days or less.

        4.11 The Corporation and the business that it operates is in compliance with all applicable laws and regulations, including without limitation licensing and environmental laws.

        4.12 The financial records and descriptive information relating to the operation of the Corporation previously furnished to Purchasers, including, without limitation, the tax returns, financial statements, income statements and customer lists, as well as the Closing Financial Exhibit, are true and correct.

        4.13 The operating assets of the Corporation are in good and workable condition, ordinary wear and tear excepted.

        4.14 The Corporation is a corporation, duly organized, validly existing and in good standing under the laws of Texas. All of the outstanding capital stock of the Corporation is validly issued, fully paid and non-assessable. Without limiting the generality of the foregoing, the Corporation has no obligation to issue any stock to any person.

        4.15 Seller's execution, delivery or performance of this agreement, including without limitation the execution and completion of any agreement contemplated hereby, has been approved by Seller's Board of Directors, and shall be submitted to a vote of Seller's shareholders pursuant to Article 5.10 of the Texas Business Corporation Act. Principals shall vote in favor of approval of this agreement, both in their capacity as directors and as shareholders. Subject to such shareholder approval, the execution, delivery and performance of this agreement, including without limitation any agreement contemplated hereby, will not violate or conflict with any provision of the Corporation's Certificate of Incorporation, Bylaws or other corporate documents, nor will it violate or constitute an event of default, or permit acceleration of any obligations, pursuant to any agreement, including, without limitation, debt agreements, to which the Seller is a party.

        4.16 Except as provided in Schedule 4.16, the Corporation is not party to any contracts calling for the Corporation to either provide or acquire goods or services. Without limiting the generality of the foregoing, there has been no contract or quotation, arrangement or understanding for the future sale of services by the Corporation which extends beyond thirty (30) days, except for the outstanding quotes and proposals scheduled on Schedule 4.16, hereto.

        4.17 Other than the Employment Agreements called for in Article X hereof, the Corporation is not a party to any labor contracts of any kind, including, without limitation, collective bargaining agreements. There are no compensation plans, pension, and retirement plans, bonus and saving plans, vacation or sick leave plans or policies (except as disclosed on Schedule 4.17 hereto), or disability plans to which the Corporation is a party. The accrued vacation for each employee is scheduled on Schedule 4.17 hereto. The Corporation maintains group heath insurance coverage on of its employees.

        4.18 The Corporation has filed all tax returns and filings which the Corporation is required to file with the appropriate government agencies, and the information set forth in tax returns is true, correct and complete. Without limiting the generality of the foregoing, the income and franchise/share tax returns (for U.S. and all required States) have been filed and is correct.

        4.19 Except as reflected on Schedule 4.19, there is no litigation, pending or threatened, against the Corporation. Except as reflected on Schedule 4.19, there is no litigation, pending or threatened, against the Principals with respect to the directional drilling business of the Corporation.

        4.20 Set forth on Schedule 4.20 is a list of all permits, licenses, approvals or authorizations of any governmental authority or other person which are used to conduct the business of the Corporation. All such permits, license, approvals and authorizations are in full force and effect. To the knowledge of Principals, no proceeding is pending to revoke or limit any of such permits or otherwise impose any conditions or obligations on the possession or transfer of any of them, to the extent the same are transferable. Without limiting the generality of the foregoing, as of Closing, Seller and Principals are unaware that the plan of Principals to build and operate motors and associated downhole equipment will require Purchaser to obtain a license from any person, or will infringe on any patent.

        4.21 Except as set forth on Schedule 4.21, no officer, director or employee of the Corporation, and no relative thereof: (i) owns, directly or indirectly, any interest in any tangible or intangible property, asset or right which the Corporation uses in its business; (ii) has any cause of action or claim against, owes any amount to, or is owed any amount by the Corporation;
(iii) is a party to any Contract with the Corporation; or (iv) is a supplier of goods and/or services to or a subcontractor of Seller.

        4.22 Investment Representation Letter. At Closing, Seller shall have full authority to execute and deliver the Investment Representation Letter attached hereto as Exhibit 4.22.

                              V. Debts, Liabilities

        5.1 Purchaser shall be responsible for and shall pay only the debts and liabilities reflected on the Closing Financial Exhibit, together with those debts and liabilities incurred in the ordinary course of business subsequent to 12:00 midnight on August 31, 1997, none of which shall be the responsibility of Seller.

        5.2 Purchaser shall not assume or become liable to Seller, or to any other person, firm, corporation or entity, for any other liabilities or obligations of Seller, whether accrued, absolute, contingent or otherwise. Seller and Principals hereby indemnify the Purchaser from all liabilities and obligations arising from operation of the Corporation prior to 12:00 midnight on August 31, 1997, other than those reflected on the Closing Financial Exhibit, including, without limitation, any of the following not reflected on the Closing Financial Exhibit: any indebtedness for borrowed money, any liability for taxes, any liability for goods or services purchased, sold or rendered, or any suit or claim seeking recovery for injury to persons or property resulting from any product or service heretofore sold or rendered by the Corporation, plus reasonable attorney fees; provided that such indemnity shall be secondary to any and all insurance available, including but not limited to insurance purchased by the Corporation prior to Closing and insurance purchased by the Corporation or Purchaser subsequent to Closing.

        5.3 Purchaser agrees to indemnify Seller from and against any and all claims, damages, losses, charges, liability and expenses, including reasonable attorney fees, imposed upon the Sellers but arising out of or resulting from operation of the business from and after 12:00 midnight on the Closing Date; provided that such indemnity shall be secondary to any and all insurance available, including but not limited to insurance purchased by the Corporation prior to Closing and insurance purchased by the Corporation or Purchaser subsequent to Closing.

                 VI. Representations and Warranties of Purchaser

        6.1 Purchaser is a corporation duly organized and existing under the laws of the State of Delaware. Execution and closing of this Agreement has been authorized by all requisite authority of Purchaser.

        6.2 Purchaser has obtained all necessary approvals of all regulatory bodies for the execution of this Agreement and the closing of this transaction.

        6.3 Timely Filing of Reports. Purchaser covenants and agrees that it will file all reports required to be filed by it pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934, each as amended from time to time, and the rules and regulations adopted by the Commission thereunder (or, if Purchaser is no longer required to file such reports, it will, upon the request of Seller, make publicly available such other information for so long as it is necessary to permit sales under Rule 144 promulgated under the Securities Act of 1933, as amended), and it will take such further action as Seller may reasonably request, all to the extent required from time to time to enable Seller to sell shares of Common Stock without registration under the Securities Act within the limitations of the exemptions provided by Rule 144, as the same may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission. Upon the request of Seller, Purchaser will deliver to Seller a written statement as to whether it has complied with such requirements. Purchaser shall bear all costs associated with compliance of this Section 6.3.

        6.4 NASDAQ Quotation. Purchaser agrees to use all reasonable efforts to cause the shares of Purchaser's Common Stock issuable to Seller pursuant to this Agreement to be approved for quotation on the NASDAQ Stock Market, subject to official notice of issuance, on or before the Closing Date.

        6.5 Registration Rights. On the Closing Date, Purchaser and Seller shall each execute and deliver a Registration Rights Agreement providing that if at any time and from time to time Purchaser shall determine to pursue an underwritten public offering of its Common Stock, other than a registration relating to securities offered under employee benefit plans, Purchaser shall promptly give written notice to Seller thereof, and shall request the managing underwriter or underwriters to include in such registration, and in any underwriting involved therein, the number of shares of Common Stock owned by Seller as specified in a written request from Seller. Such Registration Rights Agreement shall provide that all expenses incident to Purchaser's performance of or compliance with the registration obligations pertaining to shares of its Common Stock held by Seller, including without limitation, all registration and filing fees payable to the Securities and Exchange Commission (the "Commission") and the National Association of Securities Dealers, Inc., printing expenses, fees and disbursements of counsel for Purchaser and its independent certified public accountants, but excluding underwriting discounts and commissions attributable to the sale of shares held by Seller, shall be borne by Purchaser. In the event the number of shares requested to be including in the offering, when combined with the number of shares to be included in the offering by other selling shareholders is greater, in the opinion of the managing underwriter, than can be accommodated without adversely affecting the proposed offering, then the amount of shares of Common Stock held by Seller included in the Seller request for registration, as well as the number of securities of any other selling shareholders, so long as such other selling shareholders do not hold senior registration rights, shall be proportionately reduced to a number deemed satisfactory by the managing underwriter.

                                  VII. Closing

     Closing shall occur not later than ten (10) days following receipt by Purchaser of the items required by Section 7.1(iv), below, but in no event later than October 15, 1997 (the "Closing Date"), effective at midnight Central time on the Effective Date. At Closing:

        7.1 Sellers shall deliver to Purchaser the following:

          (i) a fully executed Transfer, Bill of Sale and Assumption Agreement, in the form attached hereto as Schedule 7.1(i)(1) and a fully executed Assignment and Assumption of Real Property Lease in the form attached hereto as Schedule 7.1(i)(2); and;

          (ii)   Certificates of title to all vehicles;

          (iii) the Employment Agreements described in Article X hereof, fully executed by Sellers; and

          (iv) Minutes, certified by Principals, of the meetings of the Board of Directors and Shareholders of Seller, approving the execution and performance of this contract by Seller, together with all notices related thereto;

          (v) the Investment Representation Letter attached hereto as Exhibit 4.22, fully executed by Seller; and

          (vi) such other documents and agreements as are reasonably required to complete the transaction contemplated hereby.

        7.2 At Closing, Purchaser shall deliver to Sellers the following:

          (i)    the cash referred to in Article II;

          (ii)   the Notes referred to in Article II;


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

          (iii) the Employment Agreements described in Article X hereof, fully executed by Purchaser;

          (iv) a resolution of Purchaser's Board of Directors, approving this Agreement and the Closing thereof;

          (v) a fully executed Transfer, Bill of Sale and Assumption Agreement, in the form attached hereto as Schedule 7.1(i)(1) and a fully executed Assignment and Assumption of Real Property Lease in the form attached hereto as Schedule 7.1(i)(2); and;

          (vi) such other documents and agreements as are reasonably required to complete the transaction contemplated hereby.

                           VIII. Conditions to Closing

     This Agreement and the Closing thereof is subject to the following conditions:

        8.1 All representations and warranties made by the Seller, Principals and Purchaser shall be true and correct as of the Closing Date;

        8.2 Seller shall furnish a certificate of good standing for the Corporation, in the State of Texas.

        8.3 Seller shall furnish the complete results, including copies of a Form UCC-11 Search for financing statements relating to the Corporation and all of the Assets, showing no liens other than those reflected on the Closing Financial Exhibit.

        8.4 Seller's execution, delivery or performance of this agreement, including without limitation the execution and completion of any agreement contemplated hereby, shall be submitted to and approved by a vote of Seller's shareholders pursuant to Article 5.10 of the Texas Business Corporation Act.


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

        8.5 Purchaser's execution, delivery or performance of this agreement, including without limitation the execution and completion of any agreement contemplated hereby, shall be submitted to and approved by a vote of Purchaser's Board of Directors.

                IX. Access to Information, Post-Closing Matters,

                              Continued Assurances

        9.1 Prior to Closing. Prior to Closing, Purchaser shall have full and complete access to the Assets, along with all offices and facilities of the Corporation and to the Corporation' books and records for the purpose of reviewing same in connection with the transaction contemplated hereby. Should the transaction contemplated hereby not close for any reason whatsoever, Purchaser agrees to maintain the confidentiality of all information gathered during its evaluation of the Corporation' business and the Corporation' assets, and hereby agree not to use in any way, or disclose such information, unless Purchaser is legally obligated to disclose any such information.

        9.2 Continued Access to Records.

             9.2.1 From and after closing, and for three years thereafter, the corporate, financial and other records and documents of the Corporation prior to Closing, not otherwise provided for herein (the "Books") shall be available on three days prior written notice during normal business hours of 8:00 am to 5:00 pm Columbus, Mississippi time for inspection, use and copying by Seller.

        9.3 Continued Assurances. Purchaser, Seller and Principals will do, execute, acknowledge and deliver, all and every such further acts, conveyances, transfer orders, notices, releases and acquittances and such other instruments as may be reasonably necessary or appropriate to assure to Purchasers, Seller and Principals, their successors and assigns, more fully all of the respective properties, rights, titles and interests, estates, remedies, powers and privileges by this agreement granted, bargained, sold, conveyed, assigned, transferred, set over and delivered, or otherwise vested in Purchaser and/or Seller or intended to be so. Without limiting the generality of the foregoing, Seller, Principals and Purchaser agree to provide such statements and confirmations as are required from time to time by their respective accountants in their continued work for the parties, including without limitation, audit confirmations.

        9.4 Payment of Tax Payable. The Tax Payable shall be paid to or for the benefit of Seller on January 14, 1997, by wire transfer or other immediately available funds, as directed by Seller.

        9.5 Final Action by Sellers. The Seller shall prepare and file all tax filings required of it, including income tax returns. Within 30 days after Closing, Seller shall change its name, so as to not include the words "Diamondback" or "Directional."

        9.6 Stock Options Reserved. Purchaser has reserved stock options covering 250,000 shares of Purchaser's stock for distribution to certain employees, other than Principals, said employees to be hired at the direction of Alan Mann and Purchaser. Said options shall be distributed annually according to vesting schedules as set forth in employment agreements to be executed with such employees as approved by Alan Mann and Purchaser. Said options are to be issued pursuant to Purchaser's Omnibus Stock Option Plan, as approved by Purchaser's Shareholders. Nothing in this Agreement, including without limitation this
Section 9.6, shall be deemed for the benefit of such employees, it being the intent and agreement of the parties that such employees are not third-party beneficiaries of this Agreement.

        9.7 Investment in Capital Items. Purchaser commits to make approximately Four Million Dollars ($4,000,000) available to the business which operates or uses the name and/or trademark sold hereunder, in the form of a loan or other appropriate financial undertaking, for capital improvements. These investments are to be undertaken on projects as agreed by Alan Mann and Purchaser, it being anticipated that these investments will be made during the calendar years 1998 and 1999.

        9.8 Post-Closing Performance Standard, Possible Notes Adjustment. The Notes are subject to a possible downward adjustment, as set forth in Section
9.8.2 and 9.8.3, if the results of the directional drilling business to be formed by Purchaser with the Assets, to be known as Diamondback Directional Company and to be operated as a separate division of Purchaser, or of Purchaser's subsidiary, Boone Wireline Co., Inc. (herein, the "Business") do not meet the performance standards set forth in Section 9.8.1.

             9.8.1 Performance Standard. The Performance Standard shall be ninety percent (90%) of the sum of: (i) the gross receipts of Seller for the period January 1, 1997 through August 31, 1997, as reflected on the Closing Financial Exhibit, and (ii) the gross receipts of the Business for the period September 1, 1997 through December 31, 1997.

             9.8.2 Adjustment for 1998 results. If the gross receipts of the Business for the period September 1, 1997 through August 31, 1998 (the "1998 Results") are not at least equal to the Performance Standard, then the principal balance of the Notes, as previously adjusted, shall be adjusted downward, as follows:

             (a) the balance of the Notes, after considering the adjustments required by Section 3.3 hereof (the "1998 Balance"), shall be divided by two, the result of which shall be the "1998 Initial Amount";

             (b) the 1998 Initial Amount shall be multiplied by the 1998 Results, and the product thereof shall be divided by the Performance Standard, the final product thereof being the "1998 Final Amount"; and

             (c) the balance of the Notes, as previously adjusted, shall be reduced by the difference between the 1998 Initial Amount and the 1998 Final Amount.

             9.8.3 Adjustment for 1999 results. If the gross receipts of the Business for the period September 1, 1998 through August 31, 1999 (the "1999 Results") are not at least equal to the Performance Standard, then the principal balance of the Notes, as previously adjusted, shall be adjusted downward, as follows:

             (a) the balance of the Notes, after considering the adjustments required by Section 3.3 hereof and the adjustment required by Section 9.8.2 (the "1999 Balance"), shall be divided by two, the result of which shall be the "1999 Initial Amount";

             (b) the 1999 Initial Amount shall be multiplied by the 1999 Results, and the product thereof shall be divided by the Performance Standard, the final product thereof being the "1999 Final Amount"; and

             (c) the balance of the Notes, as previously adjusted, shall be reduced by the difference between the 1999 Initial Amount and the 1999 Final Amount.

                  X. Employment and Non-Competition Agreements

        10.1 At or prior to Closing, Purchaser and Alan Mann shall enter into an Employment Agreement calling for his employment with Purchaser, which Employment Agreement shall include a non-competition agreement, prohibiting competition in the Directional Drilling Business in the States of Texas, Louisiana, New Mexico, Wyoming, Colorado, Montana, Oklahoma, Alabama, North Dakota, South Dakota and Mississippi, which area is deemed reasonable by the parties considering the prior and anticipated business plan of the Purchaser. The form of the Employment Agreement is attached hereto as Schedule 10.1.

        10.2 At or prior to Closing, Purchaser and Dale Jowers shall enter into an Employment Agreement calling for his employment with Purchaser, which Employment Agreement shall include a non-competition agreement, prohibiting competition in the Directional Drilling Business in the States of Texas, Louisiana, New Mexico, Wyoming, Colorado, Montana, Oklahoma, Alabama, North Dakota, South Dakota and Mississippi, which area is deemed reasonable by the parties considering the prior and anticipated business plan of the Purchaser. The form of the Employment Agreement is attached hereto as Schedule 10.2.

        10.3 It is agreed by the parties hereto that, in the event of any breach of the non-competition provisions of the Employment Agreements, legal remedies available to the Purchaser would be inadequate. Therefore, in the event of such breach, the Purchaser is specifically authorized to apply to a court of competent jurisdiction to enjoin any violation of such provision.

                                XI. No Assignment

     Neither this Agreement, nor any right, interest or obligation hereunder, may be assigned by either of the parties hereto without the prior written consent of the other party(s), except that Purchaser may assign this Agreement, in whole or in part, to its subsidiary Boone Wireline Co., Inc., provided that no such assignment shall relieve Purchaser of any obligations created hereunder.

                           XII. Multiple Counterparts

     Any number of counterparts of this Agreement may be executed, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one and the same agreement, binding on both the parties notwithstanding that both parties have not signed the same counterpart.

                               XIII. Modifications

     This Agreement contains the entire agreement between the parties, and there shall be no waiver, modification or change of the terms of this Agreement without the written approval of the parties hereto.

                                  XIV. Captions

     The titles of the Articles and Paragraphs and the captions of this Agreement have been assigned thereto for convenience and reference only and in no way define, describe, extend, or limit, nor be construed as limiting, defining or affecting the substantive terms, scope or intent of this Agreement.

                  XV. Entire Agreement, Integration, Amendment

     This Agreement, together with the accompanying Schedules attached hereto, constitutes the entire agreement among the parties hereto, as a complete and final integration thereof. All understandings and agreement heretofore had between and among the parties with respect to the subject matter of this Agreement are merged into this Agreement, which alone fully and completely expresses their understandings, and this Agreement supersedes all prior memoranda, correspondence, conversations and negotiations.

     There have been and are no agreements, representations or warranties between the parties other than those set forth or provided herein.

     No representation or warranty made by any party which is not contained in this Agreement or expressly referred to herein has been relied on by any party in entering into this Agreement.

                                  XVI. Notices

     All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered upon personal delivery or, if mailed, upon depositing such notice in the United States mail, with first class postage prepaid, and

                           (i)      If to the Purchaser, to:

                                    Black Warrior Wireline Corp
                                    3748 Highway 45, N
                                    Post Office Box 9188
                                    Columbus, Mississippi  39705
                                    Attn:   William L. Jenkins

                           (ii)     If to the Seller, to:

                                    Diamondback Directional, Inc.
                                    13843 Highway 105 West, Suite 212
                                    Conroe, Texas  77304

                           (iii)    If to Principals, to:

                                    Mr. Alan Mann
                                    13843 Highway 105 West, Suite 212
                                    Conroe, Texas  77304

                                    Mr. Michael Dale Jowers
                                    13843 Highway 105 West, Suite 212
                                    Conroe, Texas  77304

Any party may change the address to which notices are to be delivered to such party, by notice given in accordance with this subparagraph to the other party.

                               XVII. Governing Law

     The  laws  of  the  State  of   Mississippi   shall  govern  the  validity,
construction, and interpretation of this Agreement.

                              XVIII. Miscellaneous

        18.1 Gender, Number. All personal pronouns used in this Agreement shall include all genders, whether used in the masculine, feminine, or neuter gender. Singular nouns and pronouns shall include the plural, as may be appropriate, and vice versa.

        18.2 Severability. All of the terms, provisions, and conditions of this Agreement shall be deemed to be severable in nature. If, for any reason, the provisions hereof are held to be invalid or unenforceable to any extent, to the extent that such provisions are valid and enforceable, a court of competent jurisdiction shall construe and interpret this Agreement to provide for maximum validity and enforceability of this Agreement.

        18.3 Successors. This Agreement shall bind the parties and their heirs, successors, assigns, next of kin, and personal representatives.

        18.4 Construction. This Agreement shall be construed in its entirety according to its plain meaning and shall not be construed against the party who provided or drafted it.

        18.5 Party. The terms party and parties refer to the parties to this Agreement, unless otherwise stated.

        18.6 Subdivision. References to paragraphs, subparagraphs, and like subdivisions are references to such subdivisions of this Agreement, unless otherwise stated.

        18.7 Hereof. Terms such as "hereof", "hereto", "hereunder", "herein", and the like refer to the entire Agreement and not only to the subdivision in which such terms appear.

        18.8 Costs on Default. In the event of any default by any party as to any duty, warranty or undertaking owed to another party, which default results in efforts by the non-defaulting party to remedy same (whether a lawsuit is filed or not), the defaulting party shall pay, in addition to such other sums as may be due hereunder, all costs and expenses of such efforts, including, but not limited to, a reasonable attorney's fee.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals effective on the day and date first above written.

                                              PURCHASER:

WITNESS:                                      BLACK WARRIOR WIRELINE CORP.


                                              BY:
                                                   William L. Jenkins, President

                                              SELLER:

WITNESS:                                      DIAMONDBACK DIRECTIONAL, INC.


                                              BY:
                                                   Alan Mann, President

WITNESS:                                      PRINCIPALS:



                                              ALAN MANN
WITNESS:


                                              MICHAEL DALE JOWERS



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